Exhibit 10.3

SOUTHERN HERITAGE BANCORP, INC.

OAKWOOD, GEORGIA

STOCK OPTION PLAN

A. Purpose. This stock option plan (the "Plan") is for the purpose of securing or retaining the services of certain officers, key employees, and directors of Southern Heritage Bancorp, Inc. (the "Company") and its bank subsidiary and to satisfy the obligations of the Company to issue stock options to certain key employees as set forth in the employment agreements with such employees. The Board of Directors believes that the Plan will promote and increase personal interest in the welfare of the Company and provide incentive to those key employees and directors responsible for the Company's growth and financial success.

B. Administration. The Plan shall be administered by the members of the Board of Directors of the Company who are "disinterested persons," as hereinafter defined. Said members of the Board, to the extent they shall determine, may receive recommendations concerning administration of the Plan from a committee appointed by the Board of Directors from its members. Provided, however, a majority of the members of said committee acting on any matter pertaining to the Plan shall be "disinterested persons," as hereinafter defined, and that any committee from which said members of the Board receive recommendations concerning the Plan shall consist of at least three (3) members who are "disinterested persons." The term "disinterested person" as used herein shall have the same meaning as said term has in Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended, as such rule is amended or modified from time to time. References herein to the Board of Directors of Company shall be deemed to refer to the members of the Board who are disinterested persons.

Subject to the express provisions of the Plan, the Board shall have complete authority, in its discretion, to determine the officers, directors and key employees of the Company to whom, the times when, and the prices at which options shall be granted; the type of options to be granted, i.e., either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Incentive Stock Options") or nonqualified stock options (the "Nonqualified Stock Options") (collectively the "Options"), the option periods, and the number of shares of the common stock of Company to be subject to each Option. Notwithstanding the foregoing, the options granted to outside directors shall be nonqualified stock options and the number of options granted to outside directors shall not exceed 120,000 in the aggregate. With respect to each Option granted hereunder, the agreement evidencing the grant of the Option shall specifically state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, but an Option issued without designation shall be a Nonqualified Stock Option.

The Board shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements with optionees (which terms need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan;

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provided, however, in no event shall both an Incentive Stock Option and a Nonqualified Stock Option be granted together under the Plan in a manner that the exercise of one Option affects the right to exercise the other.

C. Eligibility. Options may be granted from time to time only to certain key employees, officers and directors of the Company, with the number of options to be granted to outside directors under the Plan not to exceed 120,000 in the aggregate. Any Incentive Stock Option granted under this Plan shall be granted within ten (10) years after the date of adoption of the Plan.

D. Stock Subject to Options. Subject to adjustment as provided below, the aggregate amount of stock which may be issued under Options granted hereunder shall be 300,000 shares of the common stock of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, Options may be granted to other employees with respect to such unpurchased shares.

The number of shares which may be issued under the Plan, the number of shares issuable upon exercise of Options outstanding under the Plan and the exercise price per share of such outstanding Options shall be adjusted to reflect any stock dividend, stock split, share combination or similar change in capitalization of the Company.

After any merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company with one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto involving any exchange, conversion, adjustment, or other modification of the outstanding shares of Company, each optionee shall, at no additional cost, be entitled, upon any exercise of his Option, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which the Option shall then be so exercised, the number and class of stock or other securities or any other property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation, or other reorganization, if, at the time of the merger, consolidation, or other reorganization, the optionee had been a holder of record of the number of shares equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue to each optionee in the event of successive mergers, consolidations, or reorganizations of the character described above. Individual stock option agreements may contain provisions which are more favorable to the optionee than the above terms, provided such provisions are not inconsistent with the terms of this Plan.

The determination of the Board in connection with the foregoing adjustments shall be within its sole discretion and shall be final, binding, and conclusive.

E. Terms and Conditions of All Options. Any option granted pursuant to this Plan shall be granted under a written agreement with the optionee, which agreement shall contain additional provisions, as established by the Board of Directors, setting forth the manner of exercise of such option and additional terms and restrictions, not inconsistent with the terms of this Plan. In addition, the stock option agreement with a particular employee shall contain the option terms as provided in the employment agreement between the Company and such employee, subject to such modifications as agreed upon by the Company and such employee.

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Each stock option agreement, at a minimum, shall contain:

(1) the number of shares to which the Option pertains;

(2) the option price, which shall not be less than fair market value on the date of grant (110% of fair market value in the case of a 10% shareholder);

(3) the terms and conditions for payment shall require payment in cash;

(4) the term of the Option and the period or periods during the term in which the Option or portions thereof may be exercised, not to exceed ten years from date of grant (five years in the case of a 10% shareholder);

(5) a provision that the Option is not transferable by the optionee other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee;

Each stock option agreement shall provide that the option granted thereunder shall terminate upon the first to occur of the following dates:

(a) The expiration of 3 months after the date on which employee's employment or director's service terminates other than by reason of permanent and total disability or death of employee or director or other than for cause by the Company;

(b) Immediately, upon the termination or severance of employee or director by the Company for cause, or upon notice to employee or director to terminate or sever for cause, if earlier;

(c) The expiration of twelve months after the date on which employee's employment or director's service is terminated, if such termination is by reason of employee's or director's permanent and total disability;

(d) In the event of employee's or director's death while in the employ or service of the Company, his executors or administrators may exercise, within six months following the date of his death the option as to any of the shares subject to exercise of the option at employee's or director's death to the extent not exercised prior to his death;

(e) The final date of the term of the option.

F. Special Limitation Applicable to Incentive Stock Options. The aggregate fair market value of the stock (determined at the time of the grant of the option) with respect to which Incentive Stock Options are exercisable for the first time by any senior officer during any calendar year shall not exceed $100,000. Any stock which is purchased pursuant to options which, when granted, were designated as Incentive Stock Options, but which, when first exercisable, cause the above limitation to be exceeded, shall, to the extent such limitation is exceeded, be treated as stock purchased pursuant to the exercise of Nonqualified Stock Options.

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G. Shareholder Approval;  Effective Date. At the first meeting of the shareholders of Company, which has been scheduled and which will occur within the period of three (3) months following February 20, 2002, being the date of adoption of this Plan by the Company's Board of Directors, this Plan will be presented for consideration and approval by the shareholders. The effective date of this Plan shall be the date of approval of the Board.

H. Stock Reserve. The Company at all times during the term of this Plan shall reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of options granted hereunder.

I. Amendment and Termination. The Board of Directors shall have the power to amend this Plan and any Incentive Stock Options not yet granted hereunder as it shall deem advisable from time to time to enable such Options to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and to make such other changes as the Board of Directors, in its sole discretion, deems in the best interests of Company; provided, however, that without the approval of the shareholders of the Company no such change shall (1) materially modify the requirements as to eligibility for participation in this Plan, (2) increase the number of shares of common stock which may be issued under this Plan, except as provided in Paragraph B hereof, (3) reduce the lowest price at which shares may be issued hereunder upon exercise of Options, (4) extend the duration of this Plan, or (5) materially increase the benefits accruing to participants in the Plan. Subject to the foregoing, the Board of Directors shall have the power to authorize any changes in the option agreement between the Company and any optionee under this Plan, provided such optionee consents to the modifications.

The Board of Directors may, in its discretion, suspend or terminate this Plan at any time. No such suspension or termination shall affect options then outstanding.

J. Withholding Taxes. Prior to the issuance of shares upon exercise of an Option, the optionee shall pay or make adequate provision for any federal or state withholding tax obligation of the Company, if applicable.

K. Listing and Registration. Each option grant shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the option or the shares deliverable upon exercise thereof on any securities exchange or under any federal or state law, or the consent or approval of any government or other regulatory body, is necessary or desirable in connection with the option or the acquisition of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

Any individual exercising an option under this Plan may be required, upon the request of the Board, to certify at the time of such exercise that he/she is acquiring the shares for investment and not with any intention to resell or distribute them.

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L. Capital Call. Any option granted pursuant to this Plan shall provide that in the event Southern Heritage Bank's capital falls below the minimum requirements under Georgia law or Federal law, or falls below a higher requirement as may be determined by the Georgia Department of Banking and Finance (the "DBF") or by the Federal Deposit Insurance Corporation (the "FDIC"), the DBF or the FDIC may direct the Bank and the Company to require the holder to exercise or forfeit the option. Within 45 days from the date the DBF or the FDIC notifies the Bank and the Company, the Bank and the Company shall notify the holder in writing that holders of options must exercise or forfeit their option. The Bank and the Company shall cancel the option if the holder does not exercise the option as to all of the option shares within 21 days of such notice to exercise given by the Bank and the Company, and upon such cancellation the option shall be of no further force and effect. The Bank and the Company have agreed to comply with any DBF or FDIC request that the Bank and the Company invoke their right to require the holder to exercise or forfeit the option under the previous circumstances.

SOUTHERN HERITAGE BANCORP, INC.

By:_____________________________________

Title:_____________________________

Attest:__________________________________

Title:_____________________________

Date: February 20, 2002

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